UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02Results of Operations and Financial Condition

The information in Item 7.01 is incorporated by reference into this Item 2.02 and is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01Regulation FD Disclosure.

Correspondence with Financial Advisors and Broker Dealers

Furnished as Exhibit 99.1 to this Current Report, and incorporated by reference in this Item 7.01, is the text of a correspondence, including frequently asked questions, from Inland Real Estate Income Trust, Inc. (“we” or the “Company”) to financial advisors and broker dealers who participated in the Company’s public offering, notifying them that the board of directors of the Company (the “Board”), including all the independent members of the Board, approved $20.20 as the estimated per share net asset value (the “Estimated Per Share NAV”) of the Company’s common stock as of December 31, 2021.  Based on this Estimated Per Share NAV, $20.20 per share will be the purchase price of shares issued under the Company’s amended and restated distribution reinvestment plan (the “DRP”) when a distribution is made, and in accordance with the Company’s Fourth Amended and Restated Share Repurchase Program (the “SRP”) if shares are repurchased both ordinary repurchases and repurchases for death or qualifying disability will be at $16.16 per share (80% of $20.20).

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Item 8.01Other Events.

Determination of Estimated Per Share NAV and Amendment and Restatement of Share Repurchase Program

Background and Conclusion of Estimated Per Share NAV

On March 4, the Company announced that its Board determined the Estimated Per Share NAV of its common stock and is providing such information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offering in order to assist them in meeting their customer account statement reporting obligations under the National Association of Securities Dealers Conduct Rule 2340.

To assist the Board in establishing the Estimated Per Share NAV, the Company engaged CBRE Capital Advisors, Inc., a FINRA registered broker dealer firm that specializes in providing real estate financial services (“CBRE Cap”).  CBRE Cap provided an analysis of the Company’s assets and liabilities (including individual property-level analyses), all of which was used to estimate a range of Estimated Per Share NAVs.  A third-party financial risk management firm analyzed the fair market value of the Company’s debt, and CBRE Inc.’s Valuation & Advisory Services group assessed the reasonableness of that valuation.  The engagement of CBRE Cap was based on a number of factors, including CBRE Cap’s expertise in valuation services and its, and its affiliates’, breadth and depth of experience in real estate services.  CBRE Cap engaged CBRE, Inc.’s Valuation & Advisory Services group, an affiliate of CBRE Cap that conducts appraisals and valuations of real properties (the “MAI Appraisals”), to perform cash flow projections and unlevered, ten-year discounted cash flow analyses from restricted-use appraisals for each of the Company’s wholly-owned operating assets as of December 31, 2021 (the “Valuation Date”).  Based on the MAI Appraisals, the Company’s filings with the SEC and financial materials and other guidance provided by IREIT Business Manager & Advisor, Inc., the Company’s business manager and advisor (the “Business Manager”), to CBRE Cap, CBRE Cap developed a valuation analysis of the Company’s assets and liabilities and provided that analysis to the Board in a report presented on March 2, 2022 that contained, among other information, a range of per share net asset values for the Company’s common stock as of the Valuation Date (the “Valuation Report”).  There have been no changes between December 31, 2021 and the date of the Valuation Report that the Business Manager believes would materially impact the overall Estimated Per Share NAV as of December 31, 2021.

The Board reviewed the Valuation Report, met telephonically with representatives from CBRE Cap and considered the material assumptions and valuation methodologies applied and described therein.  Taking into consideration the reasonableness of the valuation methodologies, assumptions, and the conclusions contained in the Valuation Report, on March 2, 2022, the Board determined the Company’s total estimated net asset value to be approximately $728.0 million, or $20.20 per share, based on a share count of approximately 36.0 million shares issued and outstanding as of the Valuation Date.  The Valuation Report contained a range for the Company’s Estimated Per Share NAV of $19.43 to $21.48.  The mid-point of the range of values provided by CBRE Cap was $20.45. The Estimated Per Share NAV of $20.20 is lower than the mid-point of the range. In considering the Company’s Estimated Per share Value, the Board acknowledged that the retail shopping center sector experienced a record pace of recovery in 2021, as the world continues to emerge from the impact of the coronavirus (COVID-19) pandemic. Hallmarks of the retail recovery in 2021 included robust growth in brick-and-mortar sales, particularly among grocery tenants, strong leasing momentum, and increased demand for most retail shopping centers across the country. On average, capitalization rates for U.S. retail shopping center transactions in 2021 were lower than capitalization rates for this sector in 2020, resulting in higher valuations for this sector in 2021. It remains to be seen whether these factors are a result of pent-up consumer demand or a sustainable trend. Approximately 36% of our annualized base rent for leases in-place as of December 31, 2021 is generated from non-grocery big box retailers, a retail sector the Board believes continues to be negatively impacted more than other retail sectors due to overall shifting consumer preferences and Internet competition, an evolution that was taking place prior to the pandemic and was accelerated over the past two years. In light of these factors, the Board selected an estimated per share NAV lower than the mid-point of the range.

The Board’s determination of the Estimated Per Share NAV was undertaken in accordance with the Company’s valuation policy and the recommendations and methodologies of the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” (the “IPA Practice Guideline”).  In accordance with the valuation policy and the IPA Practice Guideline, the Estimated Per Share NAV excludes any value adjustments due to the size and diversification of the Company’s portfolio of assets.

The Estimated Per Share NAV represents a snapshot in time, will likely change over time, and may not represent the amount a stockholder would receive now or in the future for his or her shares of the Company’s common stock.  Stockholders should not rely on the Estimated Per Share NAV in making a decision to buy or sell shares of our common stock.  The Estimated Per Share NAV is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances, including changes to the value of individual assets as well as changes and developments in the real estate and capital markets, for example, market changes and developments that may result from the spread and effects of the COVID-19 pandemic, and changes in interest rates.  Please see “Valuation Methodologies,” and “Additional Information Regarding the Valuation, Limitations of the Estimated Per Share NAV and CBRE Cap” in this Current Report, below.

The Board, including all of the Board’s independent members, and not CBRE Cap, is ultimately and solely responsible for the determination of the Estimated Per Share NAV.  The Company currently expects to publish an updated Estimated Per Share NAV on at least an annual basis.

Valuation Methodologies

As of the Valuation Date, the Company’s real estate portfolio was comprised of 44 retail properties, totaling approximately 6.5 million square feet.  The weighted average period of time that the Company has owned the properties is 6.7 years as of the Valuation Date.

To estimate our per share value, CBRE Cap utilized the “net asset value” or “NAV” method, also known as the appraised value methodology, which is based on the fair value of real estate, real estate related investments and all other assets, less the fair value of total liabilities.  The fair value estimate of our real estate assets is equal to the sum of their individual real estate values.  Generally, CBRE Cap estimated the value of the Company’s real estate assets using several methodologies, including a discounted cash flow, or “DCF,” of projected net operating income, less lease-up discounts and deferred maintenance, as appropriate, for each property, for the ten-year period ending December 31, 2031, and applied a discount rate that it believed was consistent with the inherent level of risk associated with the asset. The other methodologies considered consisted of the “direct cap rate” and “sales comparison” approaches.  CBRE Cap believed use of the DCF approach was more appropriate because the portfolio is comprised of multi-tenant assets.

The estimated value of the Company’s real estate assets reflects an overall decrease of 3.9% compared to the Company’s original cost of the real estate assets plus any capital expenditures invested in those real estate assets by the Company through December 31, 2021.  For all other (non-real estate) assets, such as other current assets, fair value was determined separately based on book value.  The Business Manager engaged a third-party financial risk management firm in determining the fair market value of the Company’s debt by comparing current market interest rates to the contract rates on the Company’s long-term debt and discounting to present value the difference in future payments.  The fair market value of the Company’s debt was reviewed by CBRE, Inc.’s Valuation & Advisory Services group for reasonableness and utilized in the Valuation Report.  CBRE Cap determined that no incentive fee to the Business Manager would be payable under a hypothetical liquidation occurring within the range of values provided in the Valuation Report. CBRE Cap determined the NAV range in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Net asset value per share was estimated by subtracting the fair value of our total liabilities from the fair value of our total assets and dividing the result by the number of common shares outstanding as of the Valuation Date.  CBRE Cap created a valuation range by first establishing a discount rate and terminal capitalization rate for each real estate asset.  CBRE Cap then applied a discount rate and terminal capitalization rate sensitivity analysis by varying the discount rate and terminal capitalization rate of each real estate asset by 2.5% in either direction, which represents an approximate 5% sensitivity on the discount rates and terminal capitalization rates, resulting in a value range equal to $19.43 to $21.48 per share.  The mid-point in that range was $20.45.  Discount rates and terminal capitalization rates were sourced from the MAI Appraisals and varied by location, asset quality and supply and demand metrics.  The Estimated Per Share NAV determined by the Board of $20.20 assumes a weighted average discount rate equal to 7.80% and a weighted average terminal capitalization rate of 7.04%.

The terminal capitalization rate and discount rate have a significant impact on the estimated value under the net asset value method.  The following chart presents the impact of changes to the Estimated Per Share NAV based on variations in the terminal capitalization rate and discount rate within the range of values determined by CBRE Cap.

	Range of Value and Rate
	Low	Estimated Value	Mid-point	High
Share Price	$19.43	$20.20	$20.45	$21.48
Terminal Capitalization Rate	7.15%	7.04%	6.99%	6.80%
Discount Rate	7.95%	7.80%	7.75%	7.56%

The following table summarizes the individual components presented to the Board to estimate per share values as of the dates presented.  All share information reflects the 1-for-2.5 reverse stock split effected by the Company on January 16, 2018 (the “Stock Split”).

	Per Share as of December 31, 2021	Per Share as of December 31, 2020
Real Estate Assets	$36.94	$35.78
Cash and Other Assets, Net of Other Liabilities(1)	(0.27)	(0.33)
Fair Market Value of Debt(2)	(16.46)	(17.37)
Estimated Per Share NAV	$20.21	$18.08
(1)

Includes the following items based on book value: (i) cash and cash equivalents; (ii) accounts and rent receivables; (iii) other assets; (iv) accounts payable and accrued expenses; (v) distributions payable; (vi) due to related parties and (vii) other liabilities

(2)	Comprised of mortgage loans and credit facility payable, as adjusted for fair market value.

The primary factors that impacted the Board’s determination of the Company’s Estimated Per Share NAV as compared to the Company’s prior NAV determination as of December 31, 2020 were: (i) an increase in the value of the real estate assets due to lower terminal capitalization rates, lower discount rates applied to certain assets and an increase in market rents at certain properties; (ii) an increase in cash and other assets, net of other liabilities, as a result of an increase in fair value of swaps; and (iii) a decrease in the fair market value of debt as a result of a decrease in debt from the pay down of principal.

New Purchase Price under the Distribution Reinvestment Plan

Pursuant to the DRP, the price per share for shares of common stock purchased under the DRP is equal to the estimated value of a share, as determined by the Board and reported by the Company from time to time, until the shares become listed for trading, if a listing occurs, assuming that the DRP has not been terminated or suspended in connection with such listing.  Accordingly, if distributions are paid and shares are purchased through the DRP, based on the Estimated Per Share NAV, distributions may be reinvested in shares of our common stock at a price equal to $20.20 per share until we announce a new Estimated Per Share NAV.

New Repurchase Price under the Fourth Amended and Restated Share Repurchase Program

Pursuant to the SRP, if we make repurchases, we may repurchase shares at 80% of the “share price,” as defined in the SRP, for stockholders who have owned shares for at least one year (“Ordinary Repurchases”) and for repurchases sought upon a stockholder’s death or qualifying disability (“Exceptional Repurchases”). The “share price” is equal to the lesser of: (A) $25 (unless the shares were purchased at a discount from that price, and then that purchase price, as adjusted for the Stock Split), reduced by any distributions of net sale proceeds that we designate as constituting a return of capital; or (B) the most recently disclosed estimated value per share. Under the SRP, beginning with repurchases after March 5, 2022, the “share price” will be equal to $20.20 per share until we announce a new Estimated Per Share NAV, and any Ordinary Repurchases and Exceptional Repurchases would be made at $16.16 per share. Our SRP provides a funding limit for repurchases that is a percentage of the net proceeds we receive from the issuance of shares of common stock pursuant to the DRP. Until the Company pays a distribution and receives net proceeds from the DRP, the SRP provides that no shares will be repurchased. If the Company makes repurchases under its SRP, it repurchases shares within 15 calendar days following the end of each calendar quarter, subject to the terms and limitations contained in the SRP.

Additional Information Regarding the Valuation, Limitations of the Estimated Per Share NAV and CBRE Cap

Throughout the valuation process, the Business Manager, including senior members of management, reviewed, confirmed and approved the processes and methodologies used by CBRE Cap and their consistency with real estate industry standards and best practices.

The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing as of the Valuation Date and any material change in such information, circumstances or conditions since the Valuation Date may have a material effect on the Estimated Per Share NAV.  CBRE Cap’s valuation materials were addressed solely to the Company to assist the Board in establishing the Estimated Per Share NAV.  CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock.  The Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock and should not be represented as such.

Although CBRE Cap reviewed the information provided by the Company and the Business Manager for reasonableness, and utilized some of the information in its valuation analyses, CBRE Cap and its affiliates are not responsible for the accuracy of the information provided to it by the Company and the Business Manager.  Neither CBRE Cap nor any of its affiliates, including CBRE, Inc.’s Valuation & Advisory Services group, is responsible for the Board’s determination of the Estimated Per Share NAV, the Board’s determination of the repurchase price for shares under the Company’s SRP or the Board’s determination of the purchase price for shares under the Company’s DRP.

With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments (including subjective judgments) of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during its review.  CBRE Cap assumes no obligation to update or otherwise revise these materials.  In connection with its work in preparing valuation materials, CBRE Cap did not, and it was not requested to, solicit third party indications of interest for the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company.  The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses.  The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally.  Accordingly, with respect to the Estimated Per Share NAV, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at the Estimated Per Share NAV;
•

a stockholder would ultimately realize distributions per share equal to the Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the Estimated Per Share NAV if the Company listed them on a national securities exchange;
•	a third party would acquire the Company at a value equal to or greater than the Estimated Per Share NAV; or
•

the methodology used to estimate the Estimated Per Share NAV would be acceptable to FINRA or under the Employee Retirement Income Security Act of 1974, as amended, for compliance with its reporting requirements.

In addition, the Estimated Per Share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large size of our portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;
•	any other intangible value associated with a going concern; or
•	the possibility that our shares could trade at a premium or a discount to net asset value if we listed our shares on a national securities exchange.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Dallas, Texas and one of the world’s largest commercial real estate services and investment firms (based on 2021 revenue).  CBRE Cap, a subsidiary of CBRE, is a FINRA registered broker dealer firm that specializes in providing real estate financial services.  CBRE Cap and its affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions.  For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings.  Further, the Company and certain affiliates of the Business Manager have engaged affiliates of CBRE primarily for various real estate-related services, and the Company and the Business Manager anticipate that affiliates of CBRE will continue to provide similar real estate-related services in the future.  In addition, the Company has engaged CBRE Cap for the past five years, and currently intends to continue to engage CBRE Cap in the future, to assist the Board in determinations of the Company’s Estimated Per Share NAV.  The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates.  While the Company and affiliates or related parties of the Business Manager have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Correspondence and FAQ to Financial Advisors and Broker-Dealers
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995.  The statements may be identified by terminology such as “may,” “can,” “would,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appear,” or “believe.”  Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, the effects of the COVID-19 pandemic and measures taken to combat it, competition for our tenants from internet retailers, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K as of December 31, 2020 filed on March 18, 2021 and subsequent Form 10-Qs on file with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  You should exercise caution when considering forward-looking statements and not place undue reliance on them.  Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein.  Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date: March 4, 2022	By:	/s/ Catherine L. Lynch
	Name:	Catherine L. Lynch
	Title	Chief Financial Officer